Exhibit 99.1

Press Release

For Further Information:

Kraton Performance Polymers, Inc.

Analyst: Stephen E. Tremblay (281) 504-4760

Media: Richard A. Ott (281) 504-4720

Kraton Performance Polymers, Inc. Announces Closing

of its Initial Public Offering of Common Stock

HOUSTON, TX (December 22, 2009) — Kraton Performance Polymers, Inc. (the “Company”) today announced the closing of its initial public offering of 10,294,118 shares of its common stock at a price of $13.50 per share. The underwriters have a 30-day option to purchase up to an additional 1,544,117 shares of common stock from the Company at the public offering price less the underwriting discount to cover over-allotments, if any.

The Company expects to use the net proceeds of the offering to repay a portion of its senior secured credit facility and the remaining net proceeds for general corporate purposes, including to fund strategic capital projects such as alternative production capabilities for Isoprene Rubber, the development of additional capacity in its Isoprene Rubber Latex business and/or for the continuation of its upgrade of certain systems and operating controls at its Belpre, Ohio facility.

The shares are listed on the New York Stock Exchange and trade under the symbol “KRA.”

Credit Suisse Securities (USA) LLC, BofA Merrill Lynch, Morgan Stanley & Co. Incorporated and Oppenheimer & Co. Inc. are the bookrunning managers of the offering. A copy of the final prospectus related to the offering, when available, may be obtained by contacting: Credit Suisse Securities (USA) LLC, Attn: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010, Phone: 1-800-221-1037; BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Request@ml.com; Morgan Stanley & Co. Incorporated, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014 or prospectus@morganstanley.com; or Oppenheimer & Co. Inc. Attn: Syndicate Prospectus Department, 300 Madison Ave., 4th Floor, New York, New York 10017,

Phone (212) 667-8563, Fax (212) 667-6141, or EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kraton Performance Polymers, Inc.

Kraton Performance Polymers, Inc., through its operating subsidiary Kraton Polymers LLC and its subsidiaries, is a leading global producer of engineered polymers and, we believe, the world’s largest producer of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by us over forty years ago. SBCs are highly-engineered thermoplastic elastomers which enhance the performance of numerous products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Our polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. We have production facilities located in the United States, Germany, France, the Netherlands, Brazil and Japan.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, a downturn in overall economic conditions or changes in levels of consumer spending or preferences, failure of the Company’s suppliers to perform their obligations, limited availability or increases in prices of raw materials, the Company’s substantial level of indebtedness, competitive pressures in the specialty chemicals industry, and other factors which are set forth in the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on December 2, 2009. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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